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                                                                      MTHM DRAFT
                                                                         5/11/96



                  FORM OF NEVADA PLEDGE AND SECURITY AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of June __, 1996 among ALLIANCE GAMING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Nevada (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof and any other Subsidiaries of the Company required from time to time to be guarantors of the Company's obligations under the Indenture (as hereinafter defined) (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS"); and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "TRUSTEE").

          The Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture dated as of June __, 1996 (as modified and supplemented and in effect from time to time, the "INDENTURE"), providing, subject to the terms and conditions thereof, for the issuance by the Company of its __% Senior Secured Notes due 2003 (the "NOTES") in an aggregate principal amount not exceeding $140,000,000, which shall be guaranteed (the "GUARANTEES") on a senior basis by each Subsidiary Guarantor.

          It is a condition precedent to the purchase of the Notes by the underwriters thereof from the Company that the Obligors shall have executed and delivered this Agreement to the Trustee for the ratable benefit of the holders of the Notes.

          To induce the purchase of the Notes by the holders thereof from time to time and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows for the benefit of the holders of the Notes:


          Section 1. DEFINITIONS. Terms defined in the Indenture are used herein as defined therein. In addition, as used herein:

          "ACCOUNTS" shall have the meaning ascribed thereto in Section 3(d) hereof.

          "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

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          "COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
     Section 4.01 hereof.

          "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 2 hereto.

          "COPYRIGHTS" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "DOCUMENTS" shall have the meaning ascribed thereto in Section 3(j) hereof.

          "EQUIPMENT" shall have the meaning ascribed thereto in Section 3(h) hereof.

          "GAMING AUTHORITY" shall mean any governmental agency which regulates gaming in a jurisdiction in which the Company or any of its Subsidiaries conducts gaming activities or activities related to the design, manufacture or distribution of gaming machines, equipment or systems.

          "INSTRUMENTS" shall have the meaning ascribed thereto in Section 3(e) hereof.

          "INTELLECTUAL PROPERTY" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used, other than the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed in Annex 5 hereto; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media
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                                       -3-


     in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor, other than any licenses granted by any Gaming Authority and any other intellectual property which is not assignable by its terms or pursuant to restrictions imposed by any Gaming Authority.

          "INTERCOMPANY NOTES" shall mean all indebtedness owed by any Subsidiary Guarantor of the Company to the Company or to any Subsidiary Guarantor now or hereafter held, owned or acquired by the Company or any Subsidiary Guarantor, together with any notes and instruments representing the same, including on the date hereof the Intercompany Notes set forth in Annex 7.

          "INVENTORY" shall have the meaning ascribed thereto in Section 3(f) hereof.

          "ISSUERS" shall mean, collectively, the respective entities identified beneath the names of the Obligors on Annex 1 hereto under the caption "ISSUER".

          "MOTOR VEHICLES" shall mean motor vehicles, tractors and trailers, whether or not the title thereto is governed by a certificate of title or ownership.

          "PATENT COLLATERAL" shall mean all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in Annex 3 hereto.

          "PATENTS" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "PLEDGED STOCK" shall have the meaning ascribed thereto in
     Section 3(a) hereof.
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          "SECURED OBLIGATIONS" shall mean, collectively, (a) in the case of the
     Company, the principal of and interest on the Notes and all other obligations of the Company under the Indenture, (b) in the case of the Subsidiary Guarantors, all obligations of the Subsidiary Guarantors under the Indenture (including, without limitation, in respect of their respective Guarantees under Section 13.1 of the Indenture) and (c) all obligations of the Obligors to the Trustee hereunder.

          "STOCK COLLATERAL" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "TRADEMARKS" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


          Section 2. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Trustee that:

          (a) Such Obligor is the sole record or registered owner of the Collateral in which it purports to grant a
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                                       -5-


     security interest pursuant to Section 3 hereof, with sole dispositive power with respect thereto, and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section __ of the Indenture and except for the pledge and security interest in favor of the Trustee created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest (except as otherwise specified herein with respect to certain assets identified on Annex 9 hereto) in and to all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America).

          (b) The Pledged Stock represented by the certificates identified under the name of such Obligor in Annex 1 hereto is, and all other Pledged Stock in which such Obligor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or permitted under the Indenture or as required by the Nevada Gaming Laws (as hereinafter defined)).

          (c) Except as otherwise set forth in Annex 1 hereto, the Pledged Stock represented by the certificates identified under the name of such Obligor in Annex 1 hereto constitutes all of the issued and outstanding Equity Interests of any class of the Issuers and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares or other evidences of Equity Interests comprising such Pledged Stock and the respective number of shares or other evidences of Equity Interests (and registered owners thereof) represented by each such certificate.

          (d) Annexes 2, 3 and 4 hereto, respectively, set forth under the name of such Obligor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Obligor on the date hereof; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all
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     registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said Annex 5, such Obligor owns and possesses the right to use all Copyrights, Patents and Trademarks.

          (e) Annex 5 hereto sets forth a list of all licenses and other user agreements excluded from the definition of Intellectual Property on the date hereof.

          (f) To such Obligor's knowledge, (i) except as set forth in such Annexes, there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, under the name of such Obligor and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Obligor or, to such Obligor's knowledge, threatened, and no claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in said Annex 5.

          (g) Such Obligor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          (h) Any goods now or hereafter produced by such Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          (i) The chief executive office of each Obligor is as set forth on Annex 11 hereto.

          Section 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Trustee a security interest in all of such Obligor's right, title and interest in the following property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

          (a) the evidences of Equity Interests of the Issuers represented by the certificates identified in Annex 1 hereto under the name of such Obligor and all other Equity
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                                       -7-


     Interests of whatever class of the Issuers, and all other Equity Interests which are subject to this pledge pursuant to Section 5.19 of the Indenture or Section 7.11 hereof, now or hereafter owned by such Obligor, in each case together with the certificates evidencing the same (collectively, the "PLEDGED STOCK");

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock, in each case together with the certificates evidencing the same;

          (c) without affecting the obligations of such Obligor under any provision prohibiting such action hereunder or under the Indenture, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all evidences of each class of Equity Interests of the successor corporation (unless such successor corporation is such Obligor itself) formed by or resulting from such consolidation or merger, in each case together with the certificates evidencing the same (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "STOCK COLLATERAL");

          (d) all accounts and general intangibles (as defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Obligor in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Obligor and all tax refunds, other than the accounts, general intangibles and moneys due and to become due of Bally Gaming, Inc. (such accounts, general intangibles and moneys due and to become due being herein called collectively "ACCOUNTS");
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          (e)  all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "INSTRUMENTS");

          (f) all inventory (as defined in the Uniform Commercial Code) of such Obligor, all goods obtained by such Obligor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto, other than the inventory and other such items of Bally Gaming, Inc. (herein collectively called "INVENTORY");

          (g) all Intellectual Property;

          (h) all other accounts or general intangibles not constituting Intellectual Property or Accounts, other than any accounts or general intangibles which are not assignable by their terms or pursuant to restrictions imposed by any Gaming Authority;

          (i) all equipment (as defined in the Uniform Commercial Code) of such Obligor (herein collectively called "EQUIPMENT");

          (j) each contract and other agreement of such Obligor relating to the sale or other disposition of Inventory or Equipment;

          (k)  all documents of title (as defined in the Uniform Commercial
     Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (herein collectively called "DOCUMENTS");

          (l) all rights, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Obligor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

          (m)  the Collateral Account and all property credited thereto;
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                                       -9-


          (n) the Intercompany Notes and all moneys or property representing interest thereon; and

          (o) all other tangible and intangible personal property and fixtures of such Obligor, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;

provided, however, that (i) the encumbered assets identified on Annex 8 hereto which by the terms of the agreements pursuant to which they are encumbered do not permit pari passu or junior liens shall not constitute Collateral, and (ii) with respect to the encumbered assets identified on Annex 9 hereto, whether now owned by the Obligor specified therein or hereafter acquired and whether now existing or hereafter coming into existence, the security interest granted hereunder shall be pari passu with or junior to the existing lien on such assets, in each case as specified in Annex 9 hereto.

          Section 4.  CASH PROCEEDS OF COLLATERAL.

          4.01  COLLATERAL ACCOUNT.   Pursuant to Section __ of the Indenture,
there is hereby established with the Trustee a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Trustee into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Trustee as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. However, at any time following the occurrence and during the
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                                      -10-


continuance of an Event of Default, the Trustee may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein or in the Indenture.

          4.02 PROCEEDS OF ACCOUNTS. At any time after the occurrence and during the continuance of an Event of Default, each Obligor shall, upon the request of the Trustee, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts directly to the Trustee (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Trustee) for deposit into the Collateral Account. All payments made to the Trustee, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall, upon the request of the Trustee, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Trustee and shall not be commingled with any other funds or property of such Obligor.

          4.03 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Cash Equivalents as the respective Obligor through the Company (or, after the occurrence and during the continuance of a Default, the Trustee) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Trustee, provided that at any time after the occurrence and during the continuance of an Event of Default, the Trustee may in its discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof.

          Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Obligors hereby jointly and severally agree with the Trustee as follows:
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                                      -11-


          5.01  DELIVERY AND OTHER PERFECTION.  Each Obligor shall:

          (a) if any of the shares, securities, moneys or property required to be pledged by such Obligor under clauses (a), (b) and (c) of Section 3 hereof are received by such Obligor, forthwith either (x) transfer and deliver to the Trustee such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Trustee, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Trustee shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (b) deliver and pledge to the Trustee any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request; provided, that so long as no Default shall have occurred and be continuing, the Trustee shall, promptly upon request of an Obligor through the Company, make appropriate arrangements for making any Instrument pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Trustee, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Trustee) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;
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                                      -12-


          (d)  without limiting the obligations of such Obligor under
     Section 5.04(c) hereof, upon the acquisition after the date hereof by such Obligor of any Equipment covered by a certificate of title or ownership, cause the Trustee to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Trustee;

          (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Trustee may reasonably require in order to reflect the security interests granted by this Agreement;

          (f) furnish to the Trustee from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than semiannually) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Trustee may reasonably request, all in reasonable detail;

          (g) promptly upon request of the Trustee, following receipt by the Trustee of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;

          (h) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Trustee to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Trustee may require; and

          (i) upon the occurrence and during the continuance of any Default, upon request of the Trustee, promptly notify (and such Obligor hereby authorizes the Trustee so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Trustee hereunder, and that any payments due or to become
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                                      -13-


     due in respect of such Collateral are to be made directly to the Trustee.

          5.02 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted under Section ___ of the Indenture, without the prior written consent of the Trustee, no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Trustee is not named as the sole secured party.

          5.03 PRESERVATION OF RIGHTS. The Trustee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

          (a)  STOCK COLLATERAL.

          (1) Except with respect to any existing ownership of less than all of the Equity Interests of any Issuer as set forth on Annex 1 or as may be required by any Gaming Authority, the Obligors will cause the Stock Collateral to constitute at all times 100% of the total amount of each class of Equity Interests of each Issuer then outstanding.

          (2) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Indenture, the Notes or any other instrument or agreement referred to herein or therein, provided that the Obligors jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Indenture, the Notes, the Guarantees or any such other instrument or agreement; and the Trustee shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Trustee exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Indenture, the Notes, the Guarantees or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Trustee and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of the Indenture and this Agreement, and, if the Trustee shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Trustee appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Trustee shall, upon request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the Trustee to the Obligors.

          (b)  INTELLECTUAL PROPERTY.

          (1) For the purpose of enabling the Trustee to exercise rights and remedies under Section 5.05 hereof at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section __ of the Indenture that limit the right of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Trustee shall from time to time, upon the request of the respective Obligor through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor through the Company shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitment or earlier expiration of this Agreement or release of the Collateral, the Trustee shall grant back to the Obligors the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under
Section 5.05 hereof by the Trustee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (2).

          5.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing and the Notes shall have become due and payable in accordance with the terms of the Indenture:

          (a) each Obligor shall, at the request of the Trustee, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Trustee and such Obligor, designated in its request;

          (b) the Trustee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Trustee in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Trustee may, upon ten Business Days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Trustee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 5.05, including by virtue of the exercise of the license granted to the Trustee in Section 5.04(b) hereof, shall be applied in accordance with
Section 5.09 hereof.


          5.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to

Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

          5.07 REMOVALS, ETC. Without at least 30 days' prior written notice to the Trustee, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of the Company to the Indenture or at one of the locations identified in Annex 6 hereto under its name or in transit from one of such locations to another or
(ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.08 REGISTRATION RIGHTS, ETC. (a) If the Trustee determines that the registration of any of the securities identified on Annex 10 hereto under, or other compliance with, the Securities Act of 1933, as amended (the "Securities Act"), or any similar Federal or state law is desirable, upon or at any time after an Event of Default and acceleration of the Notes, subject to any applicable requirements under Nevada Gaming Laws, the Obligors will use their best efforts to cause such registration or compliance to be effectively made, at no expense to the Trustee or to the Holders, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Trustee. The Obligors will reimburse the Trustee upon demand for any expenses incurred by the Trustee (including reasonable attorneys' fees) incurred in connection therewith, which obligation to pay such expenses shall be secured hereunder.

          (b) The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, or if the Trustee determines that it is desirable to sell any of the Stock Collateral in one or more private sales, subject to any applicable requirements under Nevada Gaming Laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

          (c) The Obligors further agree to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of all or any part of the Stock Collateral valid and binding and in compliance with any and all applicable law, rules, regulations, orders or decrees, all at the Obligors' expense. The Obligors further agree that a breach of any of the covenants contained in this Agreement will cause irreparable injury to the Trustee, as secured party, for which the Trustee would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 5.08 shall be specifically enforceable against the Obligors and the Obligors waive and agree not to assert any defenses against an action for specific performance of such covenants.

          (d) The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to
Section 5.05 hereof conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09 APPLICATION OF PROCEEDS. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Trustee under Section 4 hereof or this
Section 5, shall be applied by the Trustee in the manner set forth in Section __ of the Indenture.

          As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.

          5.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Trustee is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 5 to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Trustee may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Trustee all certificates identified in Annex 1 hereto and all Intercompany Notes identified in Annex 7 hereto, accompanied by undated stock powers or instruments of transfer duly executed or assigned in blank.

          5.12 TERMINATION; RELEASE. When all Secured Obligations and all obligations under the Indenture shall have been paid in full, this Agreement shall terminate, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor and to be released and canceled all licenses and rights referred to in Section 5.04(b) hereof. The Lien provided for under this Agreement shall be automatically terminated and released, without any action on the part of the Trustee or any Holder, on any Collateral conveyed, sold, transferred, assigned or otherwise disposed of pursuant to Section ___ of the Indenture. The Trustee shall also execute and deliver to the respective Obligor upon such termination or release such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

          5.13 FURTHER ASSURANCES. Each Obligor agrees that, from time to time upon the written request of the Trustee, such Obligor will execute and deliver such further documents and do such other acts and things as the Trustee may reasonably request in order fully to effect the purposes of this Agreement.

          Section 6. REGULATORY MATTERS. The Obligors and the Trustee acknowledge and agree that:

          (a) The terms and provisions of this Agreement and the rights and obligations created hereunder shall be subject to compliance with all applicable gaming laws, rules and regulations of the Nevada Gaming Authorities (the "Nevada Gaming Laws").

          (b)  Without limiting the generality of the foregoing:

          (1) all required prior approvals under applicable Nevada Gaming Laws will be obtained in connection with the Trustee's exercise of (A) any of the remedies set forth in Section 5 or (B) any of the voting and consensual rights afforded the Trustee under Section 5.04(a)(2) upon the occurrence of an Event of Default including, without limitation, any separate prior approvals required in connection with the sale, transfer or other disposition of the Collateral; and

          (2) the approval of this Agreement under the Nevada Gaming Laws shall not be deemed to constitute an approval, either express or implied, of any of the actions of the Trustee permitted hereunder to the extent that such actions require a separate prior approval under the Nevada Gaming Laws, and in the event such separate prior approval is required, the Trustee shall not take such action without prior receipt of such separate approval.

          (c) Each Obligor agrees to assist the Trustee in obtaining all approvals of the Nevada Gaming Authorities or any other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement and, at the Trustee's reasonable request upon the occurrence and during the continuation of an Event of Default, to prepare, sign and file with the appropriate Nevada Gaming Authorities the transferor's portion of any application for consent to the transfer of control thereof necessary or appropriate under applicable Nevada Gaming Laws for approval of any sale or transfer of the Collateral pursuant to the exercise of the Trustee's remedies under Section 5.

          Section 7.  MISCELLANEOUS.

          7.01 NO WAIVER. No failure on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          7.02 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section _____ of the Indenture and shall be deemed to have been given at the times specified in said Section _____.

          7.03 EXPENSES. The Obligors jointly and severally agree to reimburse the Trustee for all reasonable costs and expenses of the Trustee (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Trustee of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and
(ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

          7.04 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Trustee. Any such amendment or waiver shall be binding upon the Trustee, each holder of any of the Secured Obligations and each Obligor.

          7.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Trustee and each holder of any of the Secured Obligations (provided, however, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Trustee).

          7.06 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          7.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          7.08  GOVERNING LAW.   This Agreement shall be governed by, and
construed in accordance with, the law of the State of New York.

          7.09 AGENTS AND ATTORNEYS-IN-FACT. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          7.10 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          7.11 ADDITIONAL OBLIGORS. As contemplated by the Indenture, Subsidiaries of the Company required after the date hereof to become a "Guarantor" under the Indenture and/or an "Obligor" under this Agreement shall do so by executing and delivering to the Trustee a Guarantee in the form satisfactory to the Trustee. Accordingly, upon the execution and delivery of any such Guarantee by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become an "Obligor" for all purposes of this Agreement, and Annex 1 hereto shall be deemed to be supplemented in the manner specified in said Guarantee.

          7.12 ASSUMPTION OF OBLIGATIONS; INDENTURE TO GOVERN. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall not restrict the Company's ability to effect the Assumption of Obligations in accordance with the Indenture. If any term hereof shall be construed to be inconsistent with the provisions of the Indenture, the provisions of the Indenture shall govern.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.


                              ALLIANCE GAMING CORPORATION



                              By _________________________
                                 Title:


                              SUBSIDIARY GUARANTORS


                              APT GAMES, INC.



                              By ________________________
                                 Title:


                              BALLY GAMING INTERNATIONAL, INC.



                              By ________________________
                                 Title:


                              CASINO ELECTRONICS, INC.



                              By ________________________
                                 Title:


                              UNITED COIN MACHINES, INC.



                              By ________________________
                                 Title:

                              APT COIN MACHINES, INC.



                              By ________________________
                                 Title:


                              PLANTATION INVESTMENTS, INC.



                              By ________________________
                                 Title:


                              MIZPAH INVESTMENTS, INC.



                              By ________________________
                                 Title:


                              SLOT PALACE, INC.



                              By ________________________
                                 Title:


                              WCAL, INC.



                              By ________________________
                                 Title:


                              BALLY GAMING, INC.



                              By _________________________
                                 Title:

                              FCJI, INC.



                              By ________________________
                                 Title:


                              ALLIANCE HOLDING COMPANY



                              By ________________________
                                 Title:



                              UNITED STATES TRUST COMPANY
                                OF NEW YORK, as Trustee



                              By _________________________
                                 Title:

                                                                         ANNEX 1


                                  PLEDGED STOCK

                           [See Section 2(b) and (c)]


ALLIANCE GAMING CORPORATION

               Certificate    Registered
Issuer             Nos.          Owner            Number of Shares
- ------         -----------    -----------         ----------------

APT Games, Inc.    002        Alliance Gaming     100 shares of
                              Corporation         common stock,
                                                  no par value

Casino             012        Alliance Gaming     400 shares of
Electronics, Inc.             Corporation         common stock, no
                                                  par value

Alliance Holding   001        Alliance Gaming     100 shares of
Company                       Corporation         common stock, no par
                                                  value

APT GAMES, INC.

               Certificate    Registered
Issuer             Nos.          Owner            Number of Shares
- ------         -----------    -----------         ----------------

United Coin        002        APT Games,          2,500 shares of
Machine Co.                   Inc.                common stock, par
                                                  value $.10 per share

APT Coin           001        APT Games,          100 shares of
Machines, Inc.                Inc.                common stock,
                                                  no par value

Mizpah             002        APT Games,          100 shares of
Investments, Inc.             Inc.                common stock,
                                                  no par value

Plantation         003        APT Games,          100 shares of
Investments, Inc.             Inc.                common stock,
                                                  no par value

WCAL, Inc.         001        APT Games,          100 shares of
                              Inc.                common stock,
                                                  no par value

Slot Palace,       001        APT Games,          100 shares of
Inc.                          Inc.                common stock,
                                                  no par value

ALLIANCE HOLDING COMPANY

               Certificate    Registered
Issuer             Nos.          Owner            Number of Shares
- ------         -----------    -----------         ----------------

Bally Gaming                  Alliance Holding    9,799,501 shares of
International, Inc.           Company             common stock, par
                                                  value $.01 per share

BALLY GAMING INTERNATIONAL, INC.

               Certificate    Registered
Issuer             Nos.          Owner            Number of Shares
- ------         -----------    -----------         ----------------

Bally Gaming,      001        Bally Gaming        100 shares of
Inc.                          International, Inc. common stock,
                                                  no par value

WCAL, Inc.

               Certificate    Registered
Issuer             Nos.          Owner            Number of Shares
- ------         -----------    -----------         ----------------

FCJI, Inc.         002        WCAL, Inc.          100 shares of
                                                  common stock, par
                                                  value $.10 per share

                                                                         ANNEX 2




                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                               [See Section 2(d)]

[Complete for each Obligor:]

[NAME OF OBLIGOR]

Title      Date Filed      Registration No.      Effective Date
- ---------------------------------------------------------------

                                                                         ANNEX 3




                     LIST OF PATENTS AND PATENT APPLICATIONS

                               [See Section 2(d)]


[Complete for each Obligor:]

[NAME OF OBLIGOR]

File     Patent     Country     Registration No.     Date
- ---------------------------------------------------------

                                                                         ANNEX 4




                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                               [See Section 2(d)]


                                 U.S. TRADEMARKS

[Complete for each Obligor:]

[NAME OF OBLIGOR]

                 Application (A)
                 Registration (R)        Registration
Mark             or Series No. (S)       or Filing Date
- -------------------------------------------------------

                               FOREIGN TRADEMARKS

[Complete for each Obligor:]

[NAME OF OBLIGOR]

               Application (A)                  Registration or
Mark           Registration (R)     Country     Filing Date (F)
- ---------------------------------------------------------------

                                                                         ANNEX 5




            LIST OF EXCLUDED CONTRACTS, LICENSES AND OTHER AGREEMENTS

                         [See Section 2(d), (e) and (f)]


[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                                                         ANNEX 6




                                LIST OF LOCATIONS

                               [See Section 5.07]


[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                                                         ANNEX 7

                           LIST OF INTERCOMPANY NOTES


[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                                                         ANNEX 8

                           LIST OF EXCLUDED COLLATERAL


[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                                                         ANNEX 9

                            LIST OF ENCUMBERED ASSETS


[Complete for each Obligor, specifying nature of security interest:]

[NAME OF OBLIGOR]

                                                                        ANNEX 10

                LIST OF SECURITIES SUBJECT TO REGISTRATION RIGHTS

                                                                        ANNEX 11

                         LIST OF CHIEF EXECUTIVE OFFICES

[Complete for each Obligor:]

[NAME OF OBLIGOR]